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                                                                    EXHIBIT 4.2

THE OPTION REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH OPTIONS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.


                               CHIRAL QUEST, INC.

OPTION NO. LL-2
                             OPTION FOR THE PURCHASE
                            OF SHARES OF COMMON STOCK


                  FOR VALUE RECEIVED, CHIRAL QUEST, INC., a Minnesota corporation (the "COMPANY"), hereby certifies that PRINCETON CORPORATE PLAZA, LLC, 7 Deer Park Drive, Suite A, Monmouth Junction, NJ 08852 or its successors and assigns (the "HOLDER") is entitled to purchase from the Company three thousand three hundred thirty three (3,333) shares (the "OPTION SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at any time during the period commencing May 31, 2004 through 5:00 P.M. (New York City time) on May 30, 2009 (the "OPTION EXERCISE PERIOD"), to the extent this Option has vested in accordance with the provisions of Section 1 hereof, at an exercise price equal to $1.50 per share (the "OPTION EXERCISE PRICE").

                  By acceptance of this Option, the Holder agrees to comply with all applicable provisions of this Option to the same extent as if it were a party thereto.

                  1. VESTING. Holder's right to purchase the Option Shares hereunder are exercisable only to the extent that such right has vested in the Holder. This Option shall vest upon the satisfaction of the following conditions on May 31, 2004: (a) the Company is occupying as a tenant of the Holder the premises located at 7 Deer Park Drive, Suite E, Monmouth Junction, NJ 08852 (the "Premises"), provided that the Company's failure to occupy the Premises was not caused by a default of the Company on the terms of the lease between the itself and the Holder or the mutually agreed upon relocation of the Company to another space in a building owned by the Holder and (b) the Premises are owned and controlled by the Holder.

                  2. EXERCISE OF OPTION. (a) To the extent this Option has vested in accordance with Section 1 hereof, the rights represented by this Option may be exercised, in whole or in part, at any time during the Option Exercise Period by the Holder by the surrender of this Option (together with a duly executed subscription in the form attached hereto) at the address set forth in Section 9(a) hereof, together with payment to the Company of the Option Exercise Price for such Option Shares by certified check, bank draft or cash.

                  (b) If this Option is exercised in part, this Option must be exercised for a number of whole shares of the Common Stock and, unless this Option shall have expired, the Holder is entitled, promptly following its surrender of this Option to receive a new Option covering the Option Shares with respect to which this Option has not been exercised (which procedure shall be repeated until this Option shall have been fully exercised or shall have expired, whichever shall occur first).

                  (c) Upon each exercise of this Option in accordance with paragraph (a) of this Section, the Company will issue a certificate or certificates in the name of the Holder representing the


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Option Shares so purchased. The Company may require that any such certificate bear a legend substantially similar to that which is contained on the face of this option.

                  3. RESERVATION OF OPTION SHARES; LISTING. The Company agrees that, prior to the expiration of this Option, the Company shall at all times (i) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Option, the Option Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Option, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal.

                  4. ADJUSTMENTS. The Option Exercise Price and number of Option Shares are subject to the following adjustments:

                  (a) In the event that (i) any dividends or distributions on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock ("COMMON STOCK EQUIVALENTS") shall be paid or made by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, by reclassification, stock split or otherwise or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Option Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Option Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Option Exercise Price per share. No adjustment of the Option Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.05 per share. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) Upon each adjustment of the Option Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Option Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Option (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Option Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Option Exercise Price.

                  (c) Upon any adjustment of the Exercise Price and any increase or decrease in the number of Option Shares purchasable upon the exercise of the Option, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Option Exercise Price and the increased or decreased number of Option Shares purchasable upon the exercise of the Option, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (d) If at any time while this Option is outstanding there should be any capital reorganization or reclassification of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares each provided for in paragraph
(a) of this Section), or any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or


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other transfer by the Company of all or substantially all of its property to any other corporation, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with the merger of a third corporation into the Company) which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such transaction, lawful provision shall be made so that each Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if such Option had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Option (including the adjustment of the Exercise Price and the number of Option Shares issuable upon the exercise of the Option) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Option as if the Option had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions the Holder shall be entitled to purchase.

                  (e) In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Option. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Option and shall make the adjustments described therein.

                  (f) The Company will use its commercially reasonable efforts to include the resale of the Option Shares on the next registration statement it files under the Securities Exchange Act of 1933, as amended (the "ACT"), unless, in the reasonable judgment of the Company, the Option Shares should be included on a registration statement subsequently filed by the Company. The Holder agrees to make any reasonable and customary representations and warranties required by the Company, and to complete any documents required by the Company or any underwriter, in connection with any registration statement. Until all Option Shares have been sold under a registration declared effective by the Securities and Exchange commission (the "Commission") or pursuant to Rule 144 under the Act, the Company shall use its reasonable best efforts to file with the Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144.

                  5. FULLY PAID STOCK; TAXES. The shares of the Common Stock represented by each and every certificate for Option Shares delivered upon the exercise of this Option shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may


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be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Option Price. The Company shall pay all documentary, stamp or similar taxes and other similar federal or state governmental charges that may be imposed with respect to the issuance or delivery of any certificate for Option Shares upon exercise of the Options (other than income taxes); provided, however, that if any certificate for Option Shares is to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

                  6. INVESTMENT INTENT; LIMITED TRANSFERABILITY. (a) The Holder represents, by accepting this Option that it understands that this Option and any securities obtainable upon exercise of this Option have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Option and any securities obtainable upon exercise of this Option for an indefinite period of time, as this Option and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

                  (b) The Holder, by its acceptance of this Option, represents to the Company that it is acquiring this Option and will acquire any securities obtainable upon exercise of this Option for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Option and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                  (c) In addition to the limitations set forth elsewhere herein, this Option may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Option as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Option or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Options. All Options issued upon the transfer or assignment of this Option will be dated the same date as this Option, and all rights of the holder thereof shall be identical to those of the Holder.

                  (d) The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Options or the exercise of the Options; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

                  (e) The Holder did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder's knowledge, invited by any general solicitation or general advertising.

                  (f) The Holder is an "accredited investor" within the meaning of Regulation D under the Act. Such Holder is acquiring the Options for its own account and not with a present view to,


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or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to such Holder's right, subject to the provisions of the Subscription Agreement and this Option, at all times to sell or otherwise dispose of all or any part of such Options and Option Shares.

                  (g) Either by reason of such Holder's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder's interests in connection with the transactions contemplated by this Option.

                  7. LOSS, ETC., OF OPTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

                  8. OPTION HOLDER NOT SHAREHOLDER. This Option does not confer upon the Holder any right to vote on or consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a shareholder, prior to the exercise hereof; this Option does, however, require certain notices to Holder as set forth herein.

                  9. COMMUNICATION. No notice or other communication under this Option shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at Chiral Quest, Inc., 1981 Pine Hall Drive, State College, PA 16801 or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at 7 Deer Park Drive, Suite A, Monmouth Junction, NJ 08852 Attn: Terry Kent or other such address as the Holder has designated in writing to the Company.

                  10. REPRESENTATIONS. Company hereby warrants and represents that:

                  (a) Company is authorized to grant the option provided for in this Option Agreement;

                  (b) The Option described in this Option Agreement has not been granted or issued pursuant to any stock option plan; and

                  (c) The Option has been duly authorized by all necessary corporate action of the Company, and the shares of the Company's common stock issuable upon exercise of this Option have been duly reserved for issuance out of the Company's authorized and unissued shares of Common Stock. This Option is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms

                  11. HEADINGS. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

                  12. APPLICABLE LAW. This Option shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.


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                  13.  AMENDMENT, WAIVER, ETC. Except as expressly provided
herein, neither this Option nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  IN WITNESS WHEREOF, the Company has caused this Option to be executed this 6th day of May, 2003.

                                      CHIRAL QUEST, INC.



                                      By:____________________________
                                      Name:
                                      Title:



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